WINDSORTECH, INC.
                          ACTION BY CONSENT IN WRITING
                          OF A MAJORITY OF STOCKHOLDERS

         The undersigned, being the holders of a majority of the issued and outstanding stock of WindsorTech, Inc., a Delaware Corporation, consent to the following resolution in accordance with Section 228 of the General Corporation Law of the State of Delaware and Article I, Paragraph 9 of the Amended and Restated By-Laws of the Corporation with the full force and effect as if the resolutions set forth herein had been duly adopted at a meeting of the Stockholders.

         WHEREAS, the Corporation has, in the past, accepted the resignation of David A. Loppert as a Director of the Corporation; and

         WHEREAS,   the  undersigned   Shareholders  have  also,  in  the  past,
reaffirmed that acceptance of resignation and/or removed Mr. Loppert as a Director of the Corporation; and

         WHEREAS, Mr. Loppert continues to assert he has status as a Director and the Stockholders wish to again, reaffirm this removal.

         NOW THEREFORE BE IT

         RESOLVED, David A. Loppert's resignation as a Director has been accepted. Be there any doubt about his status as a Director of WindsorTech, we, the undersigned, again remove him as a Director of WindsorTech, Inc. and further reaffirm his resignation and/or removal as a Director of WindsorTech, effective December 15, 2003.

         IN WITNESS WHEREOF, the undersigned stockholders of the Corporation have executed this consent on this 19 day of May, 2004 at 12:00 a.m./p.m.




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         Marc Sherman                                Edward L. Cummings

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         Carl C. Saracino                            Michael P. Sheerr